Questions 22 and 23

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Addendum to Questions 22 and 23 on Form N-SAR

22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S.

Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS

22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant

                                            IRS Number      Purchases

Name of Entity                                           (000s omitted)

TORONTO DOMINION BANK                       13-5640479       81,169,764

CITIGROUP, INC.                             52-1568099       72,484,588

WELLS FARGO BANK                            41-0449260       72,072,859

BNP PARIBAS SECURITIES CORP.                13-3235334       55,276,526

BANK OF AMERICA SECURITIES LLC              56-2058405       33,679,176

JPMORGAN CHASE & CO.                        13-3224016       11,241,598

CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        5,531,504

DEUTSCHE BANK SECURITIES, INC.              13-2730328        6,219,600

STATE STREET CORP.                          04-1867445        3,051,688

BARCLAYS CAPITAL INC.                       05-0346412        4,077,823

                                                             Sales by

                                            IRS Number      Registrant

Name of Entity                                           (000s omitted)

TORONTO DOMINION BANK                       13-5640479                0

CITIGROUP, INC.                             52-1568099        3,221,891

WELLS FARGO BANK                            41-0449260          489,299

BNP PARIBAS SECURITIES CORP.                13-3235334          383,052

BANK OF AMERICA SECURITIES LLC              56-2058405        2,229,865

JPMORGAN CHASE & CO.                        13-3224016        8,019,023

CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        4,188,724

DEUTSCHE BANK SECURITIES, INC.              13-2730328        2,790,914

STATE STREET CORP.                          04-1867445        4,805,802

BARCLAYS CAPITAL INC.                       05-0346412        2,725,963

23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:

    361,594,540 D. Total Sales: 40,134,548

                               SCREEN NUMBER : 12